UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2025

REPLIGEN CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street
Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 250-0111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, Repligen Corporation (the “Company”) announced that it was appointing Violetta Hughes as the Company’s Chief Accounting Officer, effective September 1, 2025 (the “Effective Date”), in an effort to build a more robust infrastructure at the Company for financial reporting and oversight of matters related to the Sarbanes–Oxley Act. In this role, Ms. Hughes will become the Company’s principal accounting officer, replacing Jason K. Garland, who will continue to serve as the Company’s Chief Financial Officer with more of his time dedicated to corporate strategy, financial planning and analysis, capital markets, and driving growth.

Ms. Hughes, age 53, is a seasoned finance executive with deep expertise in financial controllership, operational finance, and global team leadership across diverse industries including life sciences, medical technology and pharmaceuticals. Ms. Hughes brings over 25 years of experience and a disciplined approach to financial governance with a strong track record of leading through change, including driving improvements in financial transparency, implementing SOX compliance frameworks, and partnering with business leaders to support strategic decision-making. Prior to joining the Company, from January 2023 to August 2025, Ms. Hughes served as VP and Chief Accounting Officer at Azenta, Inc. (NASDAQ: AZTA), a leading provider of life sciences solutions worldwide, where she led enterprise-wide initiatives to modernize financial systems, streamline close processes, and improve SOX compliance. From December 2020 to December 2022, Ms. Hughes served as SVP and Chief Accounting Officer at Akebia Therapeutics, Inc. (NASDAQ: AKBA), a fully-integrated biopharmaceutical company focusing on kidney diseases. Prior to AKBA, from December 2016 to November 2020, Ms. Hughes served as SVP of Accounting, Corporate Controller at AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG), which was a publicly-traded pharmaceutical company developing products treating iron deficiency anemia in adults, until its acquisition by Covis Pharma in November 2020.

Ms. Hughes holds a B.S. in Accounting from the University of Massachusetts Lowell.

In connection with Ms. Hughes’ appointment, the Compensation Committee of the Board (the “Compensation Committee”) approved an annual base salary of $395,000, effective as of the Effective Date, and a one-time signing bonus of $150,000. Ms. Hughes will also be eligible for a target annual performance bonus of up to 50% of her base salary. In addition, Ms. Hughes’ offer letter provides for an annual equity award worth an aggregate amount of $750,000, $500,000 of which will be granted in the form of restricted stock units and $250,000 of which will be granted in the form of options to purchase the Company’s common stock, subject to the approval of the Compensation Committee and effective as of the Effective Date, which will vest in equal annual installments on each of the first, second, third, fourth and fifth anniversaries of the Effective Date, subject to Ms. Hughes’ continued employment with the Company through the applicable vesting date, and that she will be eligible to participate in all customary employee benefit plans or programs generally available to the Company’s full-time employees.

There are no arrangements or understandings between Ms. Hughes and any other person pursuant to which she was selected as an officer, no family relationships between Ms. Hughes and any other executive officer or director of the Company, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between Ms. Hughes and the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 2, 2025	By:	/s/ Olivier Loeillot
Olivier Loeillot
President and Chief Executive Officer